        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 15, 1999
                                                REGISTRATION NO. 33-_________


                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                        FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                              ecom ecom.com, Inc.
              (Exact name of Registrant as specified in its charter)


           FLORIDA                                         65-0538051
(State or other jurisdiction of                    (I.R.S. Employer Identifi-
incorporation or organization)                            cation Number)


                          8125 Monetary Drive, Suite H4
                          Riviera Beach, Florida  33404
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and place of business)


                          FIRST STOCK INCENTIVE PLAN
                           (Full title of the plan)


                          David J. Panaia, President
                             ecom ecom.com, Inc.
                        8125 Monetary Drive, Suite H4
                         Riviera Beach, Florida 33404
                                (561) 622-4395
(Name, address, including zip code, and telephone number, including area code, of agent for service)


                                    Copy to:

                            Stanley F. Freedman, Esq.
                        Krys Boyle Freedman & Sawyer, P.C.
                       600 Seventeenth Street, Suite 2700S
                            Denver, Colorado  80202
                                (303) 893-2300

                        CALCULATION OF REGISTRATION FEE
                                  PROPOSED       PROPOSED
                                  MAXIMUM        MAXIMUM
TITLE OF           AMOUNT         OFFERING       AGGREGATE     AMOUNT OF
SECURITIES TO      TO BE          PRICE          OFFERING      REGISTRATION
BE REGISTERED      REGISTERED     PER SHARE<FN1> PRICE         FEE<FN2>

Common Stock,      1,000,000      $4.13          $4,130,000    $1,148.14
$.000l par value   Shares

[FN]
<FN1>
(1) Estimated solely for the purpose of calculating the amount of the registration fee.
<FN2>
(2) Registration fee based upon shares to be issued in the future from time to time pursuant to the Registrant's First Stock Incentive Plan, calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

                                PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The documents listed below in paragraphs (a) through (c) of this Item hereby are incorporated by reference in this Registration Statement. In addition, all documents hereafter filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     (a) Registrant's Annual Report on Form 10-KSB for Registrant's fiscal year ended May 31, 1998, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     (b) All other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended May 31, 1998.

     (c) Description of Registrant's Common Stock, $.0001 par value, as set forth in Item 11 of Registrant's Registration Statement on Form SB-1 filed with the Commission on September 6, 1995.

Item 4.     Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Florida Business Corporation Act generally provides that a corporation may indemnify its directors, officers, employees and agents against liabilities and reasonable expenses (including attorneys' fees) incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal (a "Proceeding"), by reason of being or having been a director, officer, employee, fiduciary or agent of the Corporation, if such person acted in good faith and reasonably believed that his conduct in his official capacity with the Corporation was in the best interests of the Corporation (or, with respect to employee benefit plans, was in the best interests of the participants in or beneficiaries of the plan), and in all other cases his conduct was at least not opposed to the Corporation's best interests. In the case of a criminal proceeding, the director, officer, employee or agent must have had no reasonable cause to believe his conduct was unlawful. The Corporation may not indemnify a director, officer, employee or agent in connection with a proceeding by or in the right of the Corporation if such person is adjudged liable to the Corporation, or in a proceeding in which such person is adjudged liable for receipt of an improper personal benefit. Unless limited by the Corporation's Articles of Incorporation, the Corporation shall be required to indemnify a director or officer of the Corporation who is wholly successful, on the merits or otherwise, in defense of any proceeding to

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


which he was a party, against reasonable expenses incurred by him in connection with the proceeding. The foregoing indemnification is not exclusive of any other rights to which those indemnified may be entitled under applicable law, the Corporation's Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

     The Corporation's Articles of Incorporation and Bylaws generally provide for indemnification of directors, officers, employees and agents to the fullest extent allowed by law.


Item 7.  Exemption From Registration Claimed.

     Not applicable.


Item 8.    Exhibits.

  EXHIBIT
  NUMBER         DESCRIPTION                       LOCATION

    4.1     Articles of Incorporation      Incorporated by reference to
                                           Exhibit 2.0 to the Registrant's
                                           Form SB-1 Registration Statement
                                           No. 33-96638-A

    4.2     Bylaws                         Incorporated by reference to
                                           Exhibit 2.1 to the Registrant's
                                           Form SB-1 Registration Statement
                                           No. 33-96638-A

    5.1     Opinion of Krys Boyle          Filed electronically herewith
            Freedman & Sawyer, P.C.

   23.1     Consent of Krys Boyle          Contained in Exhibit 5.1
            Freedman & Sawyer, P.C.

   23.2     Consent of Hafer & Gilmer,     Filed electronically herewith
            Certified Public Accountants


Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riviera Beach, State of Florida on May 28, 1999.

                                            ecom ecom.com, inc.



                                            By: /s/ David J. Panaia
                                                David J. Panaia, President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                       TITLE                       DATE



/s/ David J. Panaia              President and               May 28,1999
---------------------------      and Director
David J. Panaia


/s/ Guy T. Lindley               Treasurer (Principal        May 28, 1999
---------------------------      Financial and Accounting
Guy T. Lindley                   Officer) and Director


/s/ Thomas Derita, Jr.           Director                    May 28, 1999
---------------------------


/s/ Gerald V. Bergman            Director                    May 28, 1999
---------------------------
Gerald V. Bergman





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